Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RECORD RESULTS FOR

THE THIRD fiscal quarter ENDED March 31, 2022

Reports quarterly results with revenues of $460.9 million, up $224.4 million or 94.9%;

Net revenues of $84.9 million, up $28.1 million or 49.5%;

Net income of $14.3 million, up $9.3 million or 186.0%; and

Adjusted EBITDA of $23.6 million, up $10.7 million or 82.9%

RENTON, WA May 10, 2022 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and nine months ended March 31, 2022.

Financial Highlights – Three Months Ended March 31, 2022

•
Revenues increased to $460.9 million for the third fiscal quarter ended March 31, 2022, up $224.4 million or 94.9%, compared to revenues of $236.5 million for the comparable prior year period. Excluding COVID-related project revenues of $62.2 million realized in current period, revenues were up $162.2 million or 68.6%.
•
Net revenues, a non-GAAP financial measure, increased to $84.9 million for the third fiscal quarter ended March 31, 2022, up $28.1 million or 49.5%, compared to net revenues of $56.8 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. increased to $14.3 million, or $0.29 per basic and $0.28 per fully diluted share, up $9.3 million or 186.0% compared to $5.0 million, or $0.10 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to $16.8 million, or $0.34 per basic and $0.33 per fully diluted share for the third fiscal quarter ended March 31, 2022, up $7.7 million or 84.6%, compared to adjusted net income of $9.1 million, or $0.18 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to $23.6 million for the third fiscal quarter ended March 31, 2022, up $10.7 million or 82.9%, compared to adjusted EBITDA of $12.9 million for the comparable prior year period.
•
Adjusted EBITDA margin (Adjusted EBITDA expressed as a percentage of net revenues), a non-GAAP financial measure, increased to 27.8% for the third fiscal quarter ended March 31, 2022, up 510 basis points, compared to Adjusted EBITDA margin of 22.7% for the comparable prior year period.

Recent Developments: Renewed Stock Repurchase Program and Equity Shelf Registration Statement

On February 22, 2022, we announced the renewal of our stock repurchase program to make discretionary repurchases of up to five million shares of our common stock through December 31, 2023. The share repurchases may occur, if at all, from time-to-time through open market purchases at prevailing market prices or through privately negotiated transactions as permitted by securities laws and other legal requirements.

On May 9, 2022, we also announced that the Securities and Exchange Commission (SEC) has declared effective our $150 million universal shelf registration statement on Form S-3. The registration statement replaces our previous $100 million universal shelf registration that recently expired and provides us with the continued financial flexibility to access capital to support and accelerate our growth strategy should the opportunity present itself. Our willingness and ability to raise capital under the Form S-3 will depend upon a number of circumstances, including our need for additional capital to fund operations, organic growth or acquisitions, our financial and operating performance and the receptiveness of the capital markets to potential offerings by us.

CEO Bohn Crain Comments on Results

"We are very pleased to continue our trend and report another quarter of record financial results for the March quarter,” said Bohn Crain, Founder and CEO of Radiant Logistics. “For the three month period, we posted record revenues of $460.9 million, up $224.4 million or 94.9%; record net revenues of $84.9 million, up $28.1 million or 49.5%; record net income attributable to Radiant Logistics, Inc. of $14.3 million, up $9.3 million or 186.0%; record adjusted net income of $16.8 million, up $7.7 million or 84.6%, and record adjusted EBITDA of $23.6 million, up $10.7 million or 82.9%. In addition, we also saw improvement in our adjusted EBITDA margin, which increased 510 basis points to a record 27.8% up from 22.7% for the comparable prior year period. Our business remains quite strong across our various service offerings with a particularly strong showing this quarter in our project charter business and the first full quarterly contribution from our December 2021 acquisition of Navegate, Inc. Even excluding the quarter’s COVID project, revenues were up $162.2 million or 68.6% and is indicative of the success we are finding in the marketplace. It is worth noting that we have now generated $55.0 million in adjusted EBITDA on $1.1 billion in revenues through just the first nine months of our fiscal year. This is a very exciting milestone for Radiant and a direct result of the dedication of our employees and operating partners, the diversity of our service offerings, and durability of our scalable non-asset based business model.

We are particularly proud that during the quarter, the Radiant team had the opportunity to continue to assist in COVID relief efforts, providing mission critical support to move COVID test kits on behalf of the United States Department of Health and Human Services. The mission, including coordination of cargo at origin, uplift and delivery involved the chartering of 24 aircraft flying 85.4 million COVID test kits into the interior of the US for final mile delivery and ultimate distribution. The program details included over 474,000 cartons of test kits on these 24 flights, followed by the safe and speedy transfer of the kits to over two hundred thirty 53-foot trailers for delivery to strategic centers in the U.S., with the ultimate destination to be into the hands of the American people.

In addition, we remain very excited about the opportunities made available to us through our acquisition of Navegate. In addition to solidifying our presence in Shanghai, Navegate also strengthens our international services offering, particularly in the areas of customs brokerage, ocean forwarding and drayage services and brings to us a robust global trade management capability. These new global trade management capabilities will be made available to the entire Radiant network to provide our customers with purchase order and vendor management tools that unlock SKU-level visibility from the manufacturing floor in Asia through final delivery here in the U.S. With both the enhanced service offerings and propriety global trade management technology, we believe we will further differentiate ourselves in the marketplace and be even better positioned to provide additional support for both current and prospective customers moving forward."

Mr. Crain continued, “We remain encouraged by our continued strong financial performance and the fact that we have now reported a record $69.5 million in adjusted EBITDA on $1.3 billion in revenues for the trailing twelve months ended March 31, 2022. Hopefully our continued strong performance and strong balance sheet will begin to register with investors. As we have previously discussed, we believe that our current share price does not accurately reflect Radiant’s intrinsic value or long-term growth prospects, particularly given our unlevered balance sheet, and therefore represents an excellent investment opportunity for both the Company and our shareholders. Moving forward, in addition to continuing our acquisition efforts, we expect to be active in the repurchase of our stock to take advantage of the opportunity being presented to us in the disconnect between the underlying value of our stock and our current stock price.”

Third Fiscal Quarter Ended March 31, 2022 – Financial Results

For the three months ended March 31, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $14.3 million on $460.9 million of revenues, or $0.29 per basic and $0.28 per fully diluted share. For the three months ended March 31, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $5.0 million on $236.5 million of revenues, or $0.10 per basic and fully diluted share.

For the three months ended March 31, 2022, Radiant reported adjusted net income, a non-GAAP financial measure, of $16.8 million, or $0.34 per basic and $0.33 per fully diluted share. For the three months ended March 31, 2021, Radiant reported adjusted net income of $9.1 million, or $0.18 per basic and fully diluted share.

For the three months ended March 31, 2022, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $23.6 million, compared to $12.9 million for the comparable prior year period.

Nine Months Ended March 31, 2022 – Financial Results

For the nine months ended March 31, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $28.4 million on $1,079.8 million of revenues, or $0.57 per basic and $0.56 per fully diluted share. For the nine months ended March 31, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $11.9 million on $631.2 million of revenues, or $0.24 per basic and $0.23 per fully diluted share.

For the nine months ended March 31, 2022, Radiant reported adjusted net income, a non-GAAP financial measure, of $39.7 million, or $0.80 per basic and $0.78 per fully diluted share. For the nine months ended March 31, 2021, Radiant reported adjusted net income of $24.3 million, or $0.49 per basic and $0.48 per fully diluted share.

For the nine months ended March 31, 2022, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $55.4 million, compared to $34.6 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Tuesday, May 10, 2022 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Tuesday, May 10, 2022 at 4:30 PM Eastern
DIAL-IN	US (844) 369-8770; Intl. (862) 298-0840
REPLAY	May 11, 2022 at 9:30 AM Eastern to May 24, 2022 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 45505)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/45505.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing, to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; the Company’s ongoing assessment of the ransomware incident, adverse legal, reputational and financial effects on the Company resulting from the ransomware incident or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents, like the ransomware incident; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2021 and Form 10-Q for the quarter ended December 31, 2021. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands, except share and per share data)	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,046	$13,696
Accounts receivable, net of allowance of $2,964 and $1,489, respectively	206,051	117,349
Contract assets	59,894	27,753
Prepaid expenses and other current assets	36,545	17,512
Total current assets	342,536	176,310

Property, technology, and equipment, net	25,947	24,151

Goodwill	88,813	72,582
Intangible assets, net	52,366	41,404
Operating lease right-of-use assets	39,905	39,022
Deposits and other assets	4,725	3,124
Long-term restricted cash	642	648
Total other long-term assets	186,451	156,780
Total assets	$554,934	$357,241

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$164,932	$87,941
Operating partner commissions payable	16,038	13,779
Accrued expenses	11,512	6,801
Income tax payable	4,271	2,713
Current portion of notes payable	4,632	4,446
Current portion of operating lease liability	7,290	6,989
Current portion of finance lease liability	627	743
Current portion of contingent consideration	2,600	2,600
Other current liabilities	291	345
Total current liabilities	212,193	126,357

Notes payable, net of current portion	109,025	24,000
Operating lease liability, net of current portion	36,730	34,899
Finance lease liability, net of current portion	1,363	1,809
Contingent consideration, net of current portion	2,770	4,663
Deferred income taxes	7,629	4,021
Other long-term liabilities	39	89
Total long-term liabilities	157,556	69,481
Total liabilities	369,749	195,838

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,219,047 and 50,832,205 shares issued, and 49,446,498 and 49,930,389 shares outstanding, respectively	33	32
Additional paid-in capital	105,784	104,228
Treasury stock, at cost, 1,772,549 and 901,816 shares, respectively	(10,914)	(4,658)
Retained earnings	88,733	60,367
Accumulated other comprehensive income	698	1,141
Total Radiant Logistics, Inc. stockholders’ equity	184,334	161,110
Non-controlling interest	851	293
Total equity	185,185	161,403
Total liabilities and equity	$554,934	$357,241

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenues	$460,899	$236,532	$1,079,783	$631,214

Operating expenses:
Cost of transportation and other services	376,036	179,732	858,447	473,148
Operating partner commissions	31,311	23,761	90,825	66,386
Personnel costs	19,907	14,229	52,211	40,741
Selling, general and administrative expenses	10,312	6,688	25,454	17,910
Depreciation and amortization	4,684	4,174	13,386	12,418
Change in fair value of contingent consideration	152	2,500	607	4,350
Total operating expenses	442,402	231,084	1,040,930	614,953

Income from operations	18,497	5,448	38,853	16,261

Other income (expense):
Interest income	4	3	10	14
Interest expense	(1,001)	(611)	(2,359)	(1,919)
Foreign currency transaction gain (loss)	105	14	480	(158)
Change in fair value of interest rate swap contracts	1,985	(512)	1,562	(642)
Gain on forgiveness of debt	—	1,414	—	1,414
Other	32	281	140	663
Total other income (expense)	1,125	589	(167)	(628)

Income before income taxes	19,622	6,037	38,686	15,633

Income tax expense	(4,527)	(976)	(9,402)	(3,455)

Net income	15,095	5,061	29,284	12,178
Less: net income attributable to non-controlling interest	(756)	(77)	(918)	(294)

Net income attributable to Radiant Logistics, Inc.	$14,339	$4,984	$28,366	$11,884

Other comprehensive income (loss):
Foreign currency translation gain (loss)	479	567	(443)	173
Comprehensive income	$15,574	$5,628	$28,841	$12,351

Income per share:
Basic	$0.29	$0.10	$0.57	$0.24
Diluted	$0.28	$0.10	$0.56	$0.23

Weighted average common shares outstanding:
Basic	49,443,267	50,034,950	49,675,642	49,807,932
Diluted	50,632,293	51,359,441	50,843,179	51,131,806

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, change in fair value of interest rate swap contracts, and gain on forgiveness of debt.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Net Revenues (Non-GAAP measure)	2022	2021	2022	2021
Total revenues	$460,899	$236,532	$1,079,783	$631,214
Cost of transportation and other services	376,036	179,732	858,447	473,148

Net revenues	$84,863	$56,800	$221,336	$158,066
Net margin	18.4%	24.0%	20.5%	25.0%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2022	2021	2022	2021
Net income attributable to Radiant Logistics, Inc.	$14,339	$4,984	$28,366	$11,884
Income tax expense	4,527	976	9,402	3,455
Depreciation and amortization	4,684	4,174	13,386	12,418
Net interest expense	997	608	2,349	1,905

EBITDA	24,547	10,742	53,503	29,662

Share-based compensation	539	303	1,311	774
Change in fair value of contingent consideration	152	2,500	607	4,350
Acquisition related costs	6	—	502	35
Ransomware incident related costs, net	279	—	1,031	—
Litigation costs	163	256	484	433
Change in fair value of interest rate swap contracts	(1,985)	512	(1,562)	642
Gain on forgiveness of debt	—	(1,414)	—	(1,414)
Foreign currency transaction loss (gain)	(105)	(14)	(480)	158

Adjusted EBITDA	$23,596	$12,885	$55,396	$34,640
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	27.8%	22.7%	25.0%	21.9%

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income	2022	2021	2022	2021
GAAP net income attributable to Radiant Logistics, Inc.	$14,339	$4,984	$28,366	$11,884
Adjustments to net income:
Income tax expense	4,527	976	9,402	3,455
Depreciation and amortization	4,684	4,174	13,386	12,418
Change in fair value of contingent consideration	152	2,500	607	4,350
Acquisition related costs	6	—	502	35
Ransomware incident related costs, net	279	—	1,031	—
Litigation costs	163	256	484	433
Change in fair value of interest rate swap contracts	(1,985)	512	(1,562)	642
Gain on forgiveness of debt	—	(1,414)	—	(1,414)
Amortization of debt issuance costs	124	129	377	393

Adjusted net income before income taxes	22,289	12,117	52,593	32,196

Provision for income taxes at 24.5%	(5,461)	(2,969)	(12,885)	(7,888)

Adjusted net income	$16,828	$9,148	$39,708	$24,308

Adjusted net income per common share:
Basic	$0.34	$0.18	$0.80	$0.49
Diluted	$0.33	$0.18	$0.78	$0.48

Weighted average common shares outstanding:
Basic	49,443,267	50,034,950	49,675,642	49,807,932
Diluted	50,632,293	51,359,441	50,843,179	51,131,806

(In thousands) Trailing twelve months Revenue:	Three months ended March 31, 2022	Three months ended December 31, 2021	Three months ended September 30, 2021	Three months ended June 30, 2021	Twelve months ended March 31, 2022
Revenues	$460,899	$332,768	$286,115	$257,910	$1,337,692

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended March 31, 2022	Three months ended December 31, 2021	Three months ended September 30, 2021	Three months ended June 30, 2021	Twelve months ended March 31, 2022
Net income attributable to Radiant Logistics, Inc.	$14,339	$6,948	$7,079	$11,059	$39,425
Income tax expense	4,527	2,646	2,229	2,440	11,842
Depreciation and amortization	4,684	4,447	4,252	4,224	17,607
Net interest expense	997	745	606	627	2,975

EBITDA	24,547	14,786	14,166	18,350	71,849

Share-based compensation	539	422	350	297	1,608
Change in fair value of contingent consideration	152	455	—	—	607
Acquisition related costs	6	396	99	7	508
Ransomware incident related costs (recovery), net	279	751	—	—	1,030
Litigation costs	163	167	154	102	586
Gain on litigation settlement, net	—	—	—	(25)	(25)
Change in fair value of interest rate swap contracts	(1,985)	378	46	(48)	(1,609)
Gain on forgiveness of debt	—	—	—	(4,573)	(4,573)
Foreign exchange loss (gain)	(105)	(104)	(271)	31	(449)

Adjusted EBITDA	$23,596	$17,251	$14,544	$14,141	$69,532